As filed with the Securities and Exchange Commission on August 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

TOWER BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-1445956
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

112 Market Street

Harrisburg, PA 17101

(717) 231-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew S. Samuel

President and Chief Executive Officer

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

(717) 231-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Carl D. Lundblad, Esquire	Charles J. Ferry, Esquire
General Counsel	Rhoads & Sinon LLP
Tower Bancorp, Inc.	One South Market Street, 12th Floor
112 Market Street	Harrisburg, PA 17101
Harrisburg, PA 17101	(717) 233-5731
(717) 231-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee (4)
Common stock, without par value (5) (6)
Preferred stock, without par value (5) (6) (8)
Debt securities (5) (7)
Warrants
Depositary Shares (5) (8)
Units (9)
TOTAL			$100,000,000	$5,580

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement.
(2)	Such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be offered at indeterminate prices, including an indeterminate number of shares of common stock that may be offered from time to time for the account of persons other that the registrant. The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $100,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency, excluding accrued interest, if any, on debt securities issued under this Registration Statement. Also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of any debt securities, preferred stock, or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for such securities that are issued upon exchange or conversion of debt securities, preferred stock or warrants.
(3)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Shares of preferred stock, depositary shares or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock, depositary shares or common stock.
(6)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.
(7)	If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an initial aggregate offering price up to the proposed maximum aggregate offering price.
(8)	In the event that Tower Bancorp, Inc. elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts, will be issued to the depositary under any such agreement.
(9)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the Commission, acting under Section 8(a), determines.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated August 11, 2009

TOWER BANCORP, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

This prospectus relates to the offer and sale from time to time, together or separately, in one or more offerings, of any combination of (i) common stock, (ii) preferred stock, (iii) senior or subordinated debt securities, (iv) warrants to purchase common stock, preferred stock or debt securities, (v) depositary shares representing preferred stock, and (vi) units consisting of any combination of the foregoing securities, of Tower Bancorp, Inc. We may also offer the securities upon conversion of any of the securities or upon exercise of warrants. The maximum aggregate initial public offering price of the securities offered through this prospectus is $100,000,000.

We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Global Market, under the symbol “TOBC.” On August 11, 2009, the last quoted sale price of our common stock was $34.40 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is                     , 2009

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we or a selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us” or “our” refer to Tower Bancorp, Inc. and its direct or indirect owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor. This prospectus and the documents that we have incorporated by reference in this prospectus include references to certain of our trademarks and registered trademarks.

THE COMPANY

Tower Bancorp, Inc. is a Pennsylvania business corporation organized in 1983 and registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. On March 31, 2009, Tower Bancorp merged with Graystone Financial Corp., a privately held Pennsylvania business corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with Tower Bancorp as the surviving bank holding company. Contemporaneous with the holding company merger, Tower Bancorp’s wholly-owned subsidiary, The First National Bank of Greencastle, merged with and into Graystone Bank, the wholly-owned subsidiary of Graystone Financial Corp., with Graystone Bank as the surviving institution under the name “Graystone Tower Bank.”

Graystone Tower Bank is a full-service community bank operating 25 offices in nine counties of central Pennsylvania and Maryland through its Graystone Bank and Tower Bank divisions. Graystone Tower Bank offers a complete range of financial products to consumer, businesses and not-for-profit customers through various delivery channels. Residential mortgage services are offered by Graystone Tower Bank principally through a mortgage banking subsidiary, Graystone Mortgage, LLC, in which Graystone Tower Bank holds a 90% membership interest. Graystone Tower Bank also maintains a 20% interest in Dellinger, Dolan, McCurdy and Phillips Investment Advisors, LLC, which offers investment advisory services to high net worth individuals and not for profit entities, and 401(k) plans for business clients.

Our principal executive offices are located at 112 Market Street, Harrisburg, Pennsylvania 17101, and our telephone number is (717) 231-2700. Information about us can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com. The foregoing website addresses are intended to be inactive textual references only. The information on these websites is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the trading price of securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. No shares of preferred stock were outstanding during any annual or quarterly period reported below and no preferred dividends were paid.

($ in thousands)	Six Months Ended June 30, 2009 (2)	Year ended December 31, 2008 (1)	Year ended December 31, 2007 (1)	Year ended December 31, 2006 (1)	Year ended December 31, 2005 (1) (3)
	(Unaudited)
Ratio of earnings to fixed charges:
Excluding interest on deposits	0.80	2.16	0.80	(2.98)	(30.26)
Including interest on deposits	0.97	1.14	0.98	0.49	(10.66)
Fixed charges in excess of earnings	$290	n/a	$352	$3,083	$1,563

Notes: On March 31, 2009 Tower Bancorp, Inc. completed a merger with Graystone Financial Corp. (“Graystone”), with Tower Bancorp, Inc. as the surviving corporation. The merger, while considered a “merger of equals,” is accounted for as a reverse acquisition using the acquisition method of accounting, in accordance with the provisions of Statement of Financial Accounting Standard No. 141 (Revised) Business Combinations, which has been adopted by Tower Bancorp, Inc. and Graystone effective January 1, 2009, with Graystone as the accounting acquirer. As a result, the historical financial information for periods prior to the merger date is that of Graystone.

(1)	The amounts have been derived from the audited financial statements of Graystone at that date, except for the estimated interest on rental expense, which was calculated by management.

(2)	Pretax earnings include $1.4 million of merger related expenses in connection with the merger that was completed on March 31, 2009.

(3)	Historical information for 2005 includes period from formation of Graystone on September 2, 2005 to December 31, 2005.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements that we make in this prospectus and in the documents incorporated by reference in the prospectus include, but are not limited to, statements regarding: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the SEC.

Although these forward-looking statements reflect the good faith judgment of management based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors may include, but are not limited to the matters described in the section “Risk Factors” above.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. The risk factors identified above and others not yet known may cause our actual results to differ materially from any forward-looking statement. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the relevant document incorporated by reference into this prospectus. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this prospectus, or the date of the applicable document, other than as may be required by applicable law or regulation. You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC, and that are incorporated by reference into this prospectus, which advise interested parties of the risks and other factors that may affect our business, financial condition, results of operation and cash flows.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes. We will not receive any proceeds from the sale of securities by any selling securityholders.

General corporate purposes may include, among other purposes, contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock; to support or fund acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com. Please note that our website addresses are provided as inactive textual references only. Information contained on or accessible through our websites is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, filed on May 11, 2009; and June 30, 2009, filed on August 10, 2009.

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Our Current Reports on Form 8-K filed on January 15, 2009, January 29, 2009, February 4, 2009, February 13, 2009, March 3, 2009, March 5, 2009, March 11, 2009, March 17, 2009, March 20, 2009, March 31, 2009 (as amended by the Form 8-K/A filed on June 1, 2009), April 2, 2009, April 10, 2009, April 29, 2009, June 12, 2009, July 1, 2009, July 2, 2009 and July 30, 2009.

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The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on April 2, 2009 pursuant to the Exchange Act, as amended, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus.

These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

Attention: Carl D. Lundblad, Corporate Secretary

Phone No.: (717) 231-2700

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	depositary shares; and

•	units.

Any selling securityholder may offer only common stock.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we or any selling securityholder propose to sell;

•	initial public offering price of the securities;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our amended and restated articles of incorporation and bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated articles of incorporation and bylaws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Our amended and restated articles of incorporation provide that we may issue up to fifty million (50,000,000) shares of common stock, without par value, and up to five hundred thousand (500,000) shares of preferred stock, without par value. As of the date of this prospectus, 5,058,836 shares of common stock and no shares of preferred stock were issued and outstanding. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Our outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote by common shareholders and do not have cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any voting rights that may be granted to preferred shares.

Dividends

The holders of our common stock share ratably in dividends when and if declared by our board of directors from legally available funds. Declaration and payment of cash dividends depends upon cash dividend payments to Tower Bancorp, Inc. by Graystone Tower Bank, which is our primary source of revenue and cash flow. Tower Bancorp, Inc. is a legal entity separate and distinct from Graystone Tower Bank. Accordingly, the right of Tower Bancorp, Inc., and consequently the right of our creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Tower Bancorp, Inc. in its capacity as a creditor may be recognized.

Pre-Emptive Rights, Redemption

Holders of our common stock do not have pre-emptive rights to acquire any additional shares of our common stock. Our common stock is not subject to redemption.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of our common stock will share ratably in any of our assets or funds that are available for distribution to our shareholders after satisfaction, or adequate provision is made for satisfaction, of our liabilities, and after payment of any liquidation preferences of any outstanding shares of our preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Registrar and Transfer Company.

Anti-Takeover Provisions

Articles of Incorporation and Bylaws Provisions

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of us. Among other things these provisions:

•	Empower our board of directors, without shareholder approval, to issue shares of our preferred stock the terms of which, including voting power, are set by our board of directors;

•	Divide our board of directors into three classes serving staggered three-year terms;

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Require the affirmative vote of holders of 66 2/3% of the outstanding shares of common stock to approve any merger, consolidation, liquidation or dissolution or any action that would result in the sale or other disposition of all or substantially all of our assets, as well as to repeal or amend the provision in our articles of incorporation setting forth this voting requirement;

•	Eliminate cumulative voting in the election of directors;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

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From March 31, 2009 until March 31, 2012, unless otherwise approved by 80% of our entire board of directors, our board of directors and committees will consist solely and equally of directors designated by directors of the pre-merger boards of Tower Bancorp, Inc. and Graystone Financial Corp., respectively.

Pennsylvania Business Corporation Law

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of Tower. These provisions, among other things:

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Require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Pennsylvania Business Corporation Law);

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Prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Pennsylvania Business Corporation Law);

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Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights (Subchapter 25G of the Pennsylvania Business Corporation Law);

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Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months (Subchapter 25H of the Pennsylvania Business Corporation Law);

•	Expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	Provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

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Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

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Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•

Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•

Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•

Act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designation for the preferred shares that may be adopted by our board of directors in the future. You should read the certificate of designation and the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Under the terms of our amended and restated articles of incorporation, our board of directors is authorized to issue up to 500,000 shares of preferred stock, without par value, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, our board of directors has not designated any shares of the preferred stock.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting right and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any securities exchange;

•

terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•

terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of any series of preferred stock we issue under this prospectus and applicable prospectus supplement in the certificate of designation relating to that series. We will file the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	maturity date;

•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The events of default under the indentures, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities, include the following events:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or deferred;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•

the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939, as amended;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the indenture trustee;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except as set forth in the applicable prospectus supplement or free writing prospectus. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the Commonwealth of Pennsylvania. We will evidence each series of warrants by warrant certificates that we will issue. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered. The description of warrants in any prospectus supplement will not necessarily describe all of the terms of the warrants in detail. You should read the applicable warrant agreements and warrant certificates for a complete description of all of the terms.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the Commonwealth of Pennsylvania. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, including as direct registered securities, as we will specify in the applicable prospectus supplement. This means securities may be registered in book-entry form with our transfer agent or other agents through a permitted direct registration program, or may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the direct holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. Selling securityholders named in a prospectus supplement may use this prospectus in connection with the resale of shares of our common stock acquired by the selling securityholder prior to the original date of filing of the registration statement of which this prospectus is a part either (i) from us pursuant to the conversion of shares of common stock of Graystone Financial Corp. acquired from Graystone Financial Corp. without registration under the Securities Act of 1933, as amended, and subsequently converted into our shares pursuant to the merger on March 31, 2009 of Graystone Financial Corp. with and into Tower Bancorp, Inc., or pursuant to equity compensation plans or other stock-based plans adopted by us or Graystone Financial Corp., or (ii) in open market transactions.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more investors.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters or placement agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchange or market on which the securities may be listed or quoted.

Any initial public offering price and any discounts or concessions allowed or reallowed to be paid to dealers may be changed from time to time.

In addition, selling securityholders may use this prospectus to offer shares of our common stock.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market, Inc. may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on the NASDAQ Stock Market, Inc. in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Rhoads & Sinon LLP, Harrisburg, Pennsylvania. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the selling securityholders, underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

Smith Elliot Kearns & Company, LLC, an independent registered public accounting firm, has audited Tower Bancorp, Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Smith Elliot Kearns & Company, LLC’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Graystone Financial Corp. as of December 31, 2008 and 2007, incorporated by reference from the current report on Form 8-K/A of Tower Bancorp, Inc. filed with the Securities and Exchange Commission on June 1, 2009, in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Beard Miller Company LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee		$5,580.00
FINRA Filing Fee	$		*
Printing Expenses	$		*
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Blue Sky Fees and Expenses	$		*
Transfer Agent Fees and Expenses	$		*
Trustee Fees and Expenses	$		*
Miscellaneous	$		*

Total		$5,580.00	*

*	Fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

Article 23 of Registrant’s bylaws provides as follows:

Section 23.1 The Corporation shall indemnify any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgments, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 23.2 The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 23.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

Section 23.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 23.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Number	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K filed on March 20, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K filed on March 31, 2009)

4.1	Specimen certificate of the Registrant’s common stock

4.2	Form of Certificate of Designation for preferred stock*

4.3	Form of specimen of certificate representing preferred stock*

4.6	Specimen of Debt Security*

4.7	Form of Indenture for Senior Debt

4.8	Form of Indenture for Subordinated Debt

4.9	Form of Warrant Agreement*

4.10	Form of Warrant*

4.11	Form of Unit Agreement*

5.1	Opinion of Rhoads & Sinon LLP as to the validity of the securities registered hereunder.

12.1	Statement Re Computation of Ratios

23.1	Consent of Beard Miller Company LLP

23.2	Consent of Smith Elliott Kerns & Company, LLC

23.3	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is subject to Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

(7)	That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on August 11, 2009.

TOWER BANCORP, INC.

By:	/s/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew S. Samuel, Mark Merrill and Carl D. Lundblad, with full power of each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments or any abbreviated registration statement and any amendments filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to sign any and all additional registration statements relating to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ANDREW S. SAMUEL Andrew S. Samuel	Director, President & Chief Executive Officer	August 11, 2009

/s/ MARK S. MERRILL Mark S. Merrill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2009

/s/ STEPHEN E. BECK Stephen E. Beck	Director	August 11, 2009

/s/ PATRICIA A. CARBAUGH Patricia A. Carbaugh	Director	August 11, 2009

James H. Craig, Jr.	Director

/s/ JOHN M. DISANTO John M. DiSanto	Director	August 11, 2009

Marcus Faust	Director

/s/ FREDERIC M. FREDERICK Frederic M. Frederick	Director	August 11, 2009

/s/ MARK E. GAYMAN Mark E. Gayman	Director	August 11, 2009

Kermit G. Hicks	Director

Signature	Capacity	Date

/s/ HARRY D. JOHNSTON Harry D. Johnston	Director	August 11, 2009

/s/ JEFFREY F. LEHMAN Jeffrey F. Lehman	Director	August 11, 2009

/s/ KENNETH R. LEHMAN Kenneth R. Lehman	Director	August 11, 2009

/s/ CHARLES C. PEARSON, JR. Charles C. Pearson, Jr.	Director	August 11, 2009

/s/ MICHAEL A. PECK Michael A. Peck	Director	August 11, 2009

Robert E. Poole, Jr.	Director

Terry L. Randall	Director

/s/ HASU P. SHAH Hasu P. Shah	Director	August 11, 2009

/s/ JEFF B. SHANK Jeff B. Shank	Director	August 11, 2009

Klare S. Sunderland	Director

Index to Exhibits

Number	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K filed on March 20, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K filed on March 31, 2009)

4.1	Specimen certificate of the Registrant’s common stock

4.2	Form of Certificate of Designation for preferred stock*

4.3	Form of specimen of certificate representing preferred stock*

4.6	Specimen of Debt Security*

4.7	Form of Indenture for Senior Debt

4.8	Form of Indenture for Subordinated Debt

4.9	Form of Warrant Agreement*

4.10	Form of Warrant*

4.11	Form of Unit Agreement*

5.1	Opinion of Rhoads & Sinon LLP as to the validity of the securities registered hereunder.

12.1	Statement Re Computation of Ratios

23.1	Consent of Beard Miller Company LLP

23.2	Consent of Smith Elliott Kerns & Company, LLC

23.3	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.